Exhibit 4.2

SERIES 2026-1 SUPPLEMENT
among
DP RED RIVER LLC,
as Issuer,
DIVERSIFIED ABS VI UPSTREAM LLC,
OAKTREE ABS VI UPSTREAM LLC,
MNR ABS ISSUER I, LLC,
and MNR ABS AGENT CORP.,
as Guarantors,

and
UMB BANK, N.A.,
as Indenture Trustee

dated as of May 13, 2026
Series 2026-1 Notes

    i

SERIES 2026-1 SUPPLEMENT
THIS SERIES 2026-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of May 13, 2026, is among DP Red River LLC, a Delaware limited liability company (the “Issuer”), Diversified ABS VI Upstream LLC, a Pennsylvania limited liability company (“ABS VI Asset Co 1”), Oaktree ABS VI Upstream LLC, a Delaware limited liability company (“ABS VI Asset Co 2”), MNR ABS Issuer I, LLC, a Delaware limited liability company (“MNR Asset Co 1”), MNR ABS Agent Corp., a Delaware corporation (“MNR Asset Co 2”, and together with ABS VI Asset Co 1, ABS VI Asset Co 2 and MNR Asset Co 1, the “Guarantors”), and UMB Bank, N.A., as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Indenture Trustee, the Securities Intermediary, the Guarantors and the Issuer;
WHEREAS, the Issuer desires to issue $850,000,000 of Series 2026-1 Notes, consisting of (i) $590,000,000 Series 2026-1 Notes, Class A-1 Notes (the “Series 2026-1 Class A-1 Notes”) and (ii) $260,000,000 Series 2026-1 Notes, Class A-2 Notes (the “Series 2026-1 Class A-2 Notes” and, together with the Series 2026-1 Class A-1 Notes, the “Series 2026-1 Class A Notes” and the “Series 2026-1 Notes”);
WHEREAS, each of Diversified Holdings and each of the Guarantors guarantees the punctual payment of the Series 2026-1 Notes pursuant to the terms of the Pledge Agreement;
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2026-1 Notes;
WHEREAS, the Series 2026-1 Notes constitute “Notes” and “Term Notes”, each as defined in the Indenture; and
WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.
NOW, THEREFORE, it is mutually covenanted and agreed as follows:
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions. All defined terms used but not defined herein shall have the meanings given to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Applicable Premium” means with respect to a Series 2026-1 Note at any time, as determined by the Issuer, the excess of:
(a)the present value at such time of (i) 100% of the principal amount of the applicable Note, plus (ii) all required interest payments due on the applicable Note through the applicable Class Step-Down Date (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such time, plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b)the then Outstanding Principal Balance of such Series 2026-1 Note.
“Base Senior Sweep Performance Trigger” has the meaning specified to such term in the definitions of “Series 2026-1 Class A-1 Excess Allocation Percentage” and “Series 2026-1 Class A-2 Excess Allocation Percentage.”
“Change of Control Applicable Premium” means with respect to a Series 2026-1 Note at any time, as determined by the Issuer, the excess of:
(a)the present value at such time of (i) 100% of the principal amount of such Series 2026-1 Note, plus (ii) all required interest payments due on such Series 2026-1 Note through the applicable Class Step-Down Date (excluding accrued but unpaid interest to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such time, plus 100 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b)the then Outstanding Principal Balance of such Series 2026-1 Note.
“Change of Control Redemption Price” means, with respect to any redemption of Series 2026-1 Notes pursuant to Section 10.1(b) of the Indenture, (i) prior to the applicable Class Step-Down Date, an amount equal to 100% of the principal amount thereof, plus the Change of Control Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Change of Control Redemption Date, and (ii) on or after such applicable Class Step-Down Date, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.
“Class Step-Down Date” means (a) with respect to the Series 2026-1 Class A-1 Notes, the Payment Date occurring in April 2029, and (b) with respect to the Series 2026-1 Class A-2 Notes, the Payment Date occurring in April 2030.
“Closing Date” means May 13, 2026.
“Day Count Convention,” with respect to the Series 2026-1 Notes, has the meaning specified in the table in Section 2.01(a).

“Escrow Agent” means UMB Bank, N.A., not in its individual capacity but solely as escrow agent under the Escrow Agreement.
“Escrow Agreement” means each escrow agreement, dated as of May 12, 2026 by and among the Issuer, Diversified Corp, the Escrow Agent and the purchasers of the Series 2026-1 Notes party thereto.
“Escrow Funding Date” means the Business Day prior to the Closing Date.
“Final Scheduled Payment Date,” with respect to the Series 2026-1 Notes, has the meaning specified in Section 2.01(c).
“Indenture” has the meaning specified in the preamble hereto.
“Interest Accrual Period” means, with respect to any Payment Date and the Series 2026-1 Notes, the period from, and including, the immediately preceding Payment Date (or, in the case of the initial Payment Date for any Class of the Series 2026-1 Notes, from and including the Escrow Funding Date) to, but excluding, the current Payment Date, calculated on the basis of the applicable Day Count Convention.
“Interest Rate” means, for each Class of the Series 2026-1 Notes, the rate per annum at which interest accrues on such Class as set forth in Section 2.01(a).
“Post-ARD Amount” has the meaning specified in Section 2.10(d).
“Rating Agency” (a) Fitch Ratings, Inc., Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, DBRS, Inc., Kroll Bond Rating Agency, LLC or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the Commission and approved in writing by the Majority Noteholders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the Commission and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Redemption Price” means, (i) with respect to any redemption of any Class of Series 2026-1 Notes pursuant to Section 10.1(a) of the Indenture (other than in connection with a Change of Control), (a) prior to the applicable Class Step-Down Date, an amount equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, and (b) on or after such applicable Class Step-Down Date, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any to, but not including, the Redemption Date and (ii) with respect to a Change of Control, the Change of Control Redemption Price.
“Series 2026-1 Class A Excess Allocation Percentage” means, (i) if prior to the Anticipated Repayment Date for the Series 2026-1 Notes and no Base Senior Sweep

Performance Trigger applies, the Series 2026-1 Class A Minimum Allocation Percentage and (ii) if after the Anticipated Repayment Date for the Series 2026-1 Notes, 100%.
“Series 2026-1 Class A Excess Amortization Amount” means, with respect to any Payment Date where a Series 2026-1 Sequential Sweep Event applies, the Series 2026-1 Class A Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (H) of the Priority of Payments on such Payment Date; provided, that the Series 2026-1 Class A Excess Amortization Amount as of any Payment Date shall not exceed the Series 2026-1 Class A Outstanding Principal Balance of as of such Payment Date (calculated after giving effect to the payments pursuant to clauses (A) through (H) of the Priority of Payments on such Payment Date ).
“Series 2026-1 Class A Minimum Allocation Percentage” means, as of any date of determination, the following percentages, as applicable:
(a)for calendar months 1-24 following the Closing Date, 45%;
(b)for the calendar months 25-36 following the Closing Date, 55%; and
(c)for the 37th calendar month following the Closing Date and thereafter, 60%
If as of any date of determination of the Series 2026-1 Class A Minimum Allocation Percentage, the Senior DSCR as of such determination date is less than 1.75 to 1.00 (the “Series 2026-1 Class A Minimum Allocation Percentage Trigger”), the otherwise applicable Series 2026-1 Class A Minimum Allocation Percentage at such time shall be increased by 10%. By way of example, for calendar months 1-24 following the Closing Date, on any date of determination for the Series 2026-1 Class A Minimum Allocation Percentage where a Series 2026-1 Class A Minimum Allocation Percentage Trigger applied, the Series 2026-1 Class A Minimum Allocation Percentage would be 55%.
“Series 2026-1 Class A Outstanding Principal Balance” means, as of any date of determination, the Outstanding Principal Balance of all Series 2026-1 Class A Notes issued pursuant to the Indenture, as the context requires.
“Series 2026-1 Class A-1 Excess Allocation Percentage” means, as of any date of determination, the greatest of the following percentages, as applicable:
(a)if the Senior DSCR as of the applicable Payment Date is less than 1.45 to 1.00, then 100%, otherwise 0%; or
(b)if the Production Tracking Rate is less than 85%, then 100%, otherwise 0%; or
(c)if the Senior LTV is greater than or equal to: (i) for calendar months 1-36 following the Closing Date, 85%; (ii) for the calendar months 37-48 following the Closing Date, 80%; and (iii) for the 49th calendar month following the Closing Date and thereafter, 75%, then 100%; otherwise 0%; or

(d)if a Rapid Amortization Event has occurred and is continuing, then 100%; otherwise 0%.
If, as of any date of determination, the Series 2026-1 Class A-1 Excess Allocation Percentage is greater than 0%, a “Base Senior Sweep Performance Trigger” shall apply with respect to such date of determination.
“Series 2026-1 Class A-1 Excess Amortization Amount” means, with respect to any Payment Date, the Series 2026-1 Class A-1 Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (I) of the Priority of Payments on such Payment Date; provided, that the Series 2026-1 Class A-1 Excess Amortization Amount as of any Payment Date shall not exceed the Series 2026-1 Class A-1 Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to clauses (A) through (I) of the Priority of Payments on such Payment Date ); provided further that, on any Payment Date the aggregate amount payable in clause (J) of the Priority of Payments shall not exceed the amount of Available Funds remaining after giving effect to the distributions in clauses (A) through (I) of the Priority of Payments on such Payment Date, and all such Class A-1 Excess Amortization Amount and Class A-2 Excess Amortization Amount shall be payable subject to the Applicable Payment Priority.
“Series 2026-1 Class A-1 Notes” has the meaning specified in the preamble hereto.
“Series 2026-1 Class A-1 Outstanding Principal Balance” means, as of any date of determination, the outstanding principal amount of the Series 2026-1 Class A-1 Notes on the Closing Date, less the sum of all amounts distributed to the Series 2026-1 Class A-1 Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Series 2026-1 Class A-1 Notes. The “Series 2026-1 Class A-1 Outstanding Principal Balance” is the “Class A-1 Outstanding Principal Balance” for the Series 2026-1 Class A-1 Notes.
“Series 2026-1 Class A-1 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-1 Scheduled Principal Distribution Amount plus any such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-1 Principal Distribution Amount as of any Payment Date shall not exceed the Series 2026-1 Class A-1 Outstanding Principal Balance as of such Payment Date.
“Series 2026-1 Class A-1 Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule A with respect to such date.
“Series 2026-1 Class A-1 Special Senior Sweep Excess Allocation Percentage” means
(a)if the Production Tracking Rate is less than 85% and

(b) (i) the Senior DSCR as of the applicable Payment Date is less than 1.45 to 1.00, or (ii) the Senior LTV is greater than or equal to: (A) for calendar months 1-36 following the Closing Date, 85%; (B) for the calendar months 37-48 following the Closing Date, 80%; and (C) for the 49th calendar month following the Closing Date and thereafter, 75%, then 100%; otherwise 0%. For the avoidance of doubt, the Series 2026-1 Class A-1 Special Senior Sweep Excess Allocation Percentage shall only equal 100% if each of (a) and (b) are true.
“Series 2026-1 Class A-1 Special Senior Sweep Excess Amortization Amount” means with respect to any Payment Date, the Series 2026-1 Class A-1 Special Senior Sweep Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (F) of the Priority of Payments on such Payment Date; provided, that the Series 2026-1 Class A-1 Special Senior Sweep Excess Amortization Amount as of any Payment Date shall not exceed the Series 2026-1 Class A-1 Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to clauses (A) through (F) of the Priority of Payments on such Payment Date).
“Series 2026-1 Class A-2 Excess Allocation Percentage” means, as of any date of determination, the greatest of the following percentages, as applicable:
(a)if the Senior DSCR as of the applicable Payment Date is less than 1.45 to 1.00, then 100%, otherwise 0%; or
(b)if the Production Tracking Rate is less than 85%, then 100%, otherwise 0%; or
(c)if the Senior LTV is greater than or equal to: (i) for calendar months 1-36 following the Closing Date, 85%; (ii) for the calendar months 37-48 following the Closing Date, 80%; and (iii) for the 49th calendar month following the Closing Date and thereafter, 75%, then 100%; otherwise 0%; or
(d)a Rapid Amortization Event has occurred and is continuing, then 100%; otherwise 0%.
If, as of any date of determination, the Series 2026-1 Class A-2 Excess Allocation Percentage is greater than 0%, a “Base Senior Sweep Performance Trigger” shall apply with respect to such date of determination.
“Series 2026-1 Class A-2 Excess Amortization Amount” means, with respect to any Payment Date, (i) the Series 2026-1 Class A-2 Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (I) of the Priority of Payments on such Payment Date; provided, that the Series 2026-1 Class A-2 Excess Amortization Amount as of any Payment Date shall not exceed the Series 2026-1 Class A-2 Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to clauses (A) through (I) of the Priority of Payments on such Payment Date ); provided further that, on any Payment Date the aggregate amount payable in clause (J) of the Priority of Payments shall not exceed the amount of Available Funds remaining after giving effect to the distributions in clauses (A) through (I) of the Priority of Payments on such Payment Date, and all such Class A-1 Excess Amortization Amount and Class A-2 Excess Amortization Amount shall be payable subject to the Applicable Payment Priority.
“Series 2026-1 Class A-2 Notes” has the meaning specified in the preamble hereto.
“Series 2026-1 Class A-2 Outstanding Principal Balance” means, as of any date of determination, the outstanding principal amount of the Series 2026-1 Class A-2 Notes on the Closing Date, less the sum of all amounts distributed to the Series 2026-1 Class A-2 Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Series 2026-1 Class A-2 Notes. The “Series 2026-1 Class A-2 Outstanding Principal Balance” is the “Class A-2 Outstanding Principal Balance” for the Series 2026-1 Class A-2 Notes.
“Series 2026-1 Class A-2 Principal Distribution Amount” means, as of any Payment Date, the Series 2026-1 Class A-2 Scheduled Principal Distribution Amount plus any such amounts previously due and unpaid; provided, that the Series 2026-1 Class A-2 Principal Distribution Amount as of any Payment Date shall not exceed the Series 2026-1 Class A-2 Outstanding Principal Balance as of such Payment Date.
“Series 2026-1 Class A-2 Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule A with respect to such date.
“Series 2026-1 Distribution Account” has the meaning specified in Section 2.10(a).
“Series 2026-1 Notes” has the meaning specified in the preamble hereto.
“Series 2026-1 Sequential Sweep Event” means, as of any date of determination, either (i) Anticipated Repayment Date has occurred for the Series 2026-1 Notes or (ii) no Base Senior Sweep Performance Trigger applies. The “Series 2026-1 Sequential Sweep Event” is a “Sequential Sweep Event” under the Indenture.
“Structuring Agent” means, with respect to the Series 2026-1 Notes, Legado Capital Advisors, LLC and TCG Capital Markets L.L.C. in their capacity as structuring agent.
“Treasury Rate” means, in respect of any date of redemption of Notes pursuant to Section 10.1 of the Indenture, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the applicable Class Step-Down Date; provided, however, that if such period from the Redemption Date to the applicable Class Step-Down Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Indenture Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
Section 1.02Rules of Construction. Unless the context otherwise requires, the rules of construction set forth in Part II of Appendix A to the Indenture are hereby incorporated by reference.
ARTICLE II

SERIES 2026-1 NOTE DETAILS; FORMS OF SERIES 2026-1 NOTES
Section 2.01Series 2026-1 Note Details.
(a)The aggregate principal amount of the Series 2026-1 Notes which may be initially authenticated and delivered under this Series Supplement shall be designated as “Class A,”, and the Series 2026-1 Class A Notes shall consist of two tranches designated as “Class A-1” and “Class A-2,” in each case, with the respective initial principal balances, Interest Rates and ratings set forth below (except for Series 2026-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.5 and Section 2.6 of the Indenture):

Series/Class	Initial Principal Balance	Note Form	Interest Rate	Day Count Convention	Rating By KBRA
Series 2026-1, Class A-1	$590,000,000	Definitive / Book-Entry	6.016%	30/360	A-(sf)
Series 2026-1, Class A-2	$260,000,000	Definitive / Book-Entry	6.910%	30/360	BBB-(sf)
(b)
(c)The Series 2026-1 Class A-1 Notes and the Series 2026-1 Class A-2 Notes are subject to minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof.
(d)The “Final Scheduled Payment Date” for the Series 2026-1 Notes shall be the Payment Date occurring in May, 2046. The “Anticipated Repayment Date” for Series 2026-1 Notes is the Payment Date occurring in May, 2031.
(e)The initial Payment Date will be May 28, 2026. The first payment of Series 2026-1 Class A-1 Scheduled Principal Distribution Amount and Series 2026-1 Class A-2 Scheduled Principal Distribution Amount will occur on the May 28, 2026 Payment Date as set forth on Schedule A. The initial Interest Accrual Period for the Series 2026-1 Notes shall consist of 16 days.
Section 2.02Delivery of Series 2026-1 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee an Issuer Order directing the Indenture Trustee to authenticate and deliver the Series 2026-1 Notes, and the Indenture Trustee, upon receipt of such Issuer Order, shall so authenticate and deliver such Notes.

Section 2.03Forms of Series 2026-1 Notes. The Series 2026-1 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2026-1 Class A-1 Notes and the Series 2026-1 Class A-2 Notes may be issued, transferred and held as definitive notes or in book-entry form.
Section 2.04Reserved.
Section 2.05Principal Distribution Amounts. The “Principal Distribution Amount” or “Class A-1 Principal Distribution Amount” for the Series 2026-1 Class A-1 Notes shall be the “Series 2026-1 Class A-1 Principal Distribution Amount,” and the “Principal Distribution Amount” or the “Class A-2 Principal Distribution Amount” for the Series 2026-1 Class A-2 Notes shall be the “Series 2026-1 Class A-2 Principal Distribution Amount.” The “Scheduled Principal Distribution Amount” or “Class A-1 Scheduled Principal Distribution Amount” for the Series 2026-1 Class A-1 Notes shall be the “Series 2026-1 Class A-1 Scheduled Principal Distribution Amount,” and the “Scheduled Principal Distribution Amount” or “Class A-2 Scheduled Principal Distribution Amount” for the Series 2026-1 Class A-2 Notes shall be the “Series 2026-1 Class A-2 Scheduled Principal Distribution Amount”.
Section 2.06Excess Amortization Amounts. The “Excess Amortization Amount” or “Class A Excess Amortization Amount” for the Series 2026-1 Class A Notes shall be the “Series 2026-1 Class A Excess Amortization Amount,” the “Excess Amortization Amount” or “Class A-1 Excess Amortization Amount” for the Series 2026-1 Class A-1 Notes shall be the “Series 2026-1 Class A-1 Excess Amortization Amount,”, the “Excess Amortization Amount” or “Class A-2 Excess Amortization Amount” for the Series 2026-1 Class A-2 Notes shall be the “Series 2026-1 Class A-2 Excess Amortization Amount” and the “Excess Amortization Amount” or “Class A-1 Special Senior Sweep Excess Amortization Amount” for the Series 2026-1 Class A-1 Notes shall be the “Series 2026-1 Class A-1 Special Senior Sweep Excess Amortization Amount”.
Section 2.07Funding of the Collection Account. On the Closing Date, the Issuer shall deposit into the Collection Account an amount equal to $0.
Section 2.08Funding of the Liquidity Reserve Account. On the Closing Date, the Issuer shall deposit into the Liquidity Reserve Account an amount equal to the Liquidity Reserve Account Initial Deposit.
Section 2.09Redemption Terms. The Series 2026-1 Notes may be redeemed in whole or, in connection with a Permitted Disposition or the application of Excess Hedge Amounts, in part, at the direction of the Issuer on any Redemption Date. For the avoidance of doubt, no Redemption Price shall be paid in connection with principal amounts redeemed solely as a result of the Issuer’s receipt and application of amounts pursuant to Section 8.6(iv) of the Indenture (including any Excess Hedge Amounts).
Section 2.10Additional Terms.
(a)Distribution Account. The Issuer shall cause to be established and maintained with the Securities Intermediary, in connection with the issuance of the Series 2026-1 Notes, a separate account (which will be a subaccount of the Collection Account) created solely for purposes of making distributions to the Noteholders of the Series 2026-1 Notes (the “Series 2026-1 Distribution Account”).
(b)Default Interest. If the Issuer defaults in a payment of interest on the Series 2026-1 Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate plus an additional rate of 2.00% per annum default rate to the Interest Rate, in any lawful manner (“Default Interest”). Such Default Interest will be due and payable on the immediately succeeding Payment Date.
(c)Class Representative. There shall be no Class Representative with respect to the Series 2026-1 Notes.

(d)Post-ARD Amount. If the Series 2026-1 Notes have not been paid in full (with the Outstanding Principal Balance of such Notes reduced to zero) on or before their Anticipated Repayment Date, then, from and after the Anticipated Repayment Date for such Notes, such Notes shall accrue an additional amount (the “Post-ARD Amount”) in respect of each Interest Accrual Period in an amount equal to 2.00% per annum on the Outstanding Principal Balance of such Notes immediately prior to the related Payment Date. Notwithstanding anything to the contrary herein, the Post-ARD Amount shall not constitute principal or interest on the Notes for any purpose under the Indenture, shall not be added to the Outstanding Principal Balance of the Notes and shall not itself accrue any additional amount or bear interest. Post-ARD Amounts shall be payable on each applicable Payment Date and shall be senior in priority only to distributions to the Issuer in each of the Priority of Payments and Special Priority of Payments; provided that (i) such Post-ARD Amounts shall not be considered “due and payable” (in the instance of insufficient funds available for such purpose) and the failure to pay any Post-ARD Amount shall not constitute an Event of Default, and any unpaid Post-ARD Amount shall be carried forward to succeeding Payment Dates, and (ii) the Senior DSCR, Senior IO DSCR, Aggregate IO DSCR, Aggregate DSCR, Pro Forma Senior DSCR and Pro Forma Aggregate DSCR and any other ratio, test or trigger under the Basic Documents shall be calculated without regard to any Post-ARD Amount.
ARTICLE III

GENERAL PROVISIONS
Section 3.01Date of Execution. This Series Supplement, for convenience and for the purpose of reference, is dated as of May 13, 2026.
Section 3.02Notices. Notices required to be given to the initial Rating Agencies by the Issuer or the Indenture Trustee shall be provided to the following “Rating Agency Contacts”:

Kroll Bond Rating Agency, LLC
805 Third Avenue, 29th Floor
New York, NY 10022
Attention: ABS Surveillance
Email: abssurveillance@kbra.com
Section 3.03Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPALS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.04Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each Issuer Party agrees to notify the Indenture Trustee in writing of which electronic signature service it is using in connection with any document delivered to the Indenture Trustee utilizing an electronic signature and to assume all risks arising out of the use electronic signatures and electronic methods to submit communications to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
ARTICLE IV

APPLICABILITY OF INDENTURE
Section 4.01Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the Issuer, the Guarantors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.
DP RED RIVER LLC

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS VI UPSTREAM LLC

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

OAKTREE ABS VI UPSTREAM LLC

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

MNR ABS ISSUER I, LLC

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

MNR ABS AGENT CORP.

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

UMB BANK, N.A.,
as Indenture Trustee
By: /s/ Michele Voon_______________________
Name: Michele Voon
Title: Senior Vice President